D-Wave Announces Fiscal Year 2024 Bookings Will Exceed $23 Million, Up Approximately 120% Over Fiscal Year 2023

First-ever customer purchase of D-Wave Advantage annealing quantum computing system in Q4 contributes to increased bookings and marks significant expansion of the company’s revenue model

Record cash position of approximately $178 million at 2024 year end

PALO ALTO, Calif. -- January 10, 2025 -- D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services, and the world’s first commercial supplier of quantum computers, announced today that fiscal year 2024 bookings will exceed $23 million, an increase of approximately 120% over fiscal year 2023 bookings. Contributing to the growth in bookings, the company also announced the first-ever customer purchase of a D-Wave Advantage™ annealing quantum computing system reflecting a significant expansion to the company’s revenue model as it broadens its overall go-to-market offering to include on-premise system sales.

The first customer purchase of a D-Wave Advantage system, the world’s largest quantum computer with more than 5,000 qubits and 15-way connectivity, exemplifies growing adoption of D-Wave’s annealing quantum technology. By purchasing an on-premise system, customers have complete access to all aspects of the Advantage quantum computer, including the ability to modify system parameters and integrate the system in ways previously unavailable to them. The purchase comes amid growing demand for on-premise D-Wave quantum systems from research centers, academic institutions, HPC centers, and leading-edge businesses looking to accelerate competitive differentiation, bolster national security, and explore how quantum computing can address challenges resulting from AI's escalating power consumption. D-Wave’s on-premise infrastructure offering is complementary to its Leap™ quantum cloud service, which we believe will continue to be the approach of choice for many application-focused customers.

In addition to the system sale, the company today disclosed that fiscal 2024 Q4 bookings will be at least $18 million, an increase of approximately 500% over prior year fiscal 2023 Q4 bookings of $3 million. The company ended fiscal year 2024 with a record cash position of approximately $178 million in cash.

“We believe it is evident that the world is quickly recognizing the near-term usefulness and value of D-Wave’s quantum systems,” said Dr. Alan Baratz, CEO of D-Wave. “With remarkable growth in bookings, our first Advantage system sale and an increasing number of customer applications moving into production, in our view, D-Wave is clearly driving the commercialization of quantum computing. While others remain in the research and development mode, we are delivering incredibly powerful technology and products to customers today, helping them tackle their tough computational problems faster, better and with less energy.”

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory. With its Quantum Center of Excellence located near Vancouver, Canada, D-Wave's global operations are based in Palo Alto, CA.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contacts:
D-Wave
Alex Daigle
media@dwavesys.com